SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

                             Filed by Registrant [X]
                  Filed by Party other than the Registrant [ ]

                           Check the appropriate box:
                         [ ] Preliminary Proxy Statement
[ ]Confidential, for Use of the Commission Only as permitted by Rule 14-6(e)(2))
                         [X] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
        [ ] Soliciting Material Pursuant toss.240.14a-11(c) or 240.14a-12

                               Trenwick Group Inc.
                               -------------------
                (Name of Registrant as Specified in its Charter)

            --------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)
                                -----------------

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
                  1. Title of each class of securities to which transaction applies:
                  2.  Aggregate number of securities to which transaction
                      applies:
                  3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)
                  4.  Proposed maximum aggregate value of transaction:
                  5.  Total fee paid:
[   ]   Fee paid previously with preliminary materials
[   ]   Check  box  if any  part of the fee is offset as  provided  by  Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
                  1.  Amount Previously Paid:
                  2.  Form, Schedule or Registration Statement No.:
                  3.  Filing Party:
                  4.  Date Filed:

Trenwick Group Inc.

[TRENWICK insignia]


                                                    One Canterbury Green
                                                    Stamford, Connecticut  06901


April 17, 2000

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Trenwick Group Inc. (the "Company") on Thursday, May 18, 2000, at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut at 8:30 a.m. local time. A Notice of the Meeting, a Proxy and a Proxy Statement containing information about the matters to be acted upon at the meeting are enclosed.

All holders of common stock as of the close of business on March 24, 2000 are entitled to vote at the Annual Meeting on the basis of one vote for each share of common stock held.

A record of the Company's activities for the year 1999 is included in the annual report to stockholders. Whether or not you attend the Annual Meeting, the Company requests that you please exercise your voting rights by completing and returning your Proxy promptly in the enclosed self-addressed, stamped envelope. If you attend the meeting and desire to vote in person, your Proxy will not be used.


Sincerely,


/s/ James F. Billet, Jr.
------------------------
JAMES F. BILLETT, JR.
Chairman, President and Chief Executive Officer

                               [TRENWICK insignia]

                              One Canterbury Green
                           Stamford, Connecticut 06901

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS

                                  May 18, 2000

To the Holders of Common Stock:

         The Annual Meeting of Stockholders of Trenwick Group Inc. (the "Company"), a Delaware corporation, will be held on Thursday, May 18, 2000, at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut at 8:30 a.m. local time to act upon the following matters:

PROPOSAL NO. 1
--------------
         To  elect  four   directors  to  serve  until  the  Annual  Meeting  of
Stockholders in 2003.

PROPOSAL NO. 2
--------------
         To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2000.

PROPOSAL NO. 3
--------------
         To consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

         Information regarding the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

         The Board of Directors has fixed the close of business on March 24, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any postponement or adjournment thereof. Accordingly, only holders of record of the Company's common stock at the close of business on March 24, 2000 will be entitled to vote at the meeting and any adjournment or postponement thereof.

         MANAGEMENT SINCERELY DESIRES THE ATTENDANCE OF EVERY STOCKHOLDER AT THE ANNUAL MEETING. IT IS RECOGNIZED, HOWEVER, THAT SOME WILL BE UNABLE TO ATTEND. IN ORDER TO ACHIEVE A QUORUM REQUIRED TO CONDUCT BUSINESS AT THE ANNUAL MEETING, WE ASK THAT YOU VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE SELF-ADDRESSED, STAMPED ENVELOPE. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU ARE LATER ABLE TO ATTEND THE ANNUAL MEETING.

                                             By order of the Board of Directors,


                                             /s/ John V. Del Col
                                             ------------------------------
                                             John V. Del Col
                                             Secretary

                               [TRENWICK insignia]

                              One Canterbury Green
                           Stamford, Connecticut 06901


                                 PROXY STATEMENT

Introduction

         This Proxy Statement is being furnished by the Board of Directors of Trenwick Group Inc. (the "Company") to stockholders of the Company on or about April 17, 2000, in connection with the solicitation of proxies ("Proxies") for use at the Annual Meeting of Stockholders of the Company to be held on May 18, 2000 (the "Annual Meeting"), at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut at 8:30 a.m. local time for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

Voting Securities

         The close of business on March 24, 2000 has been fixed by the Company's Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At such date, the Company had issued and outstanding 16,295,207 shares of common stock, par value $.10 per share. Each share of common stock issued and outstanding on the record date will be entitled to one vote on all matters to come before the Annual Meeting. There is no cumulative voting of common stock.

Annual Report

         A copy of the annual  report to  stockholders  for the fiscal year 1999
containing   financial  statements  of  the  Company  has  been  mailed  to  all stockholders.

Revocation of Proxy

         The accompanying Proxy, if properly executed by a stockholder entitled to vote, will be voted at the Annual Meeting, but may be revoked at any time before the vote is taken by giving written notice to the Secretary of the Company, by a duly executed Proxy bearing a later date or by voting in person at the Annual Meeting.

Quorum and Votes Required

         The presence, in person and by Proxy, of a majority in number of the outstanding shares of common stock as of the record date constitutes a quorum and is required in order for the Company to conduct business at the Annual Meeting. Each share is entitled to one vote. In accordance with the Company's Restated Certificate of Incorporation, as amended, and the General Corporation Law of the State of Delaware, (i) a plurality of the votes duly cast is required for the election of directors to serve until the Annual Meeting of Stockholders in 2003; and (ii) the affirmative vote of a majority of the votes duly cast is required to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2000.

         A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Under the General Corporation Law of the State of Delaware, abstaining votes and broker non-votes are deemed to be present for purposes of determining whether a quorum is present at a meeting but are not deemed to be votes duly cast. As a result, abstentions and broker non-votes will be included for the purposes of determining whether a quorum is present at the Annual Meeting, but will not be included in the tabulation of the voting results and will not have the effect of votes in opposition with respect to the election of directors or the ratification of the appointment of PricewaterhouseCoopers LLP.

Authority Granted by the Proxy

         The Proxy is in such form as to permit a vote for, or the withholding of authority to vote for, individual nominees, and to indicate separate approval, disapproval or abstention with respect to the other proposals identified in the Proxy and accompanying Notice of Annual Meeting of Stockholders and described in this Proxy Statement. If no instructions are indicated, Proxies returned to the Company will be voted FOR the election of the directors described herein by the persons named in the enclosed Proxy, to wit:
W. Marston Becker, James F. Billett, Jr., and Joseph D. Sargent, or any one or several of them as may act (the "Proxy Committee"). With respect to the other proposal described herein, if no instructions are indicated, the shares represented by the Proxy will be voted FOR the proposal. As to any such other matters that may properly be brought before the Annual Meeting, the shares represented by the Proxy will be voted in accordance with the judgment of the Proxy Committee.

PROPOSAL NO. 1
--------------
                              ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes, two of which consist of four directors and one of which consists of three directors. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The term of the office of directors in Class I expires at the 2000 Annual Meeting. Vacancies in directorships (including vacancies resulting from resignations and newly created directorships) may be filled, until the expiration of the term of the vacated directorship and until a successor is elected and qualified, by the vote of a majority of the directors then in office.

         The Board of Directors proposes that the nominees described below be elected as Class I directors for a new term of three years and until their successors are duly elected and qualified. All nominees are currently serving as Class I directors. Nominees Billett, Becker, and Sargent were elected to Class I at the Company's 1997 Annual Meeting. Nominee DeMichele served as a director of Chartwell Re Corporation ("Chartwell") until its merger with and into the Company on October 27, 1999 (the "Merger"), and on that date joined the Company's board as a Class I director. Mr. DeMichele was elected to the Board of Directors of Chartwell at its 1998 annual meeting. Proxies may be voted only for the four nominees to Class I.

         Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the meeting, the Proxy Committee will vote in accordance with its best judgment.

         Unless otherwise directed, all returned Proxies will be voted FOR the election of the directors standing for election in Class I.

                    CLASS I: DIRECTORS STANDING FOR ELECTION

James F. Billett, Jr.                                     Director since 1978(1)

     James F. Billett, Jr., 56, has served as Chairman of the Board and Chief Executive Officer of the Company and its predecessor since 1978 and resumed the Presidency in 1988. He is Chairman of the Executive Committee of the Board of Directors (the "Executive Committee") and the Investment Committee of the Board of Directors (the "Investment Committee"). Mr. Billett was formerly a Vice President of General Reinsurance Corporation.

W. Marston Becker                                            Director since 1997

         Mr. Becker, 47, has served as Chairman of the Compensation Committee of the Board of Directors (the "Compensation Committee") and a member of the Executive Committee since May 1998. He has been President - Specialty Insurance of Royal & SunAlliance USA, Inc. since its acquisition of Orion Capital Corporation ("Orion") in November 1999. From January 1997 to November 1999, he was Chairman of the Board and Chief Executive Officer of Orion. He was previously Vice Chairman of the Board (March 1996 to December 1996) and Senior Vice President (July 1994 to March 1996) of Orion and served as President and Chief Executive Officer of the DPIC Companies (subsidiaries of Orion) from July 1994 to June 1996 and as President and Chief Executive Officer of McDonough Caperton Insurance Group, an insurance brokerage firm, from March 1987 to July 1994.


Robert M. DeMichele                                          Director since 1999

         Robert M. DeMichele, 55, has been a director of the Company and a member of the Investment Committee since the Merger. From December 1995 until the Merger, Mr. DeMichele was a director of Chartwell. From December 13, 1995 to the present he has been a director, Chief Executive Officer and President of Lexington Global Asset Management. From 1982 until December 13, 1995, Mr. DeMichele served as President, Chief Executive Officer and a director of Piedmont Management Co. ("Piedmont"). Mr. DeMichele also serves as a director of The Navigators Group, Inc.

Joseph D. Sargent                                        Director since 1978 (1)

         Joseph D. Sargent, 70, has been a member of the Executive Committee since 1979 and a member of the Compensation Committee since 1986. He has been Chairman and a Principal of Bradley, Foster & Sargent, an investment advisory firm, since 1994. Mr. Sargent is a member of the Board of Directors of Mutual Risk Management, Ltd., MMI Companies Inc., Policy Management Systems Corporation and Command Systems Inc.


                CLASS II: TERM EXPIRES AT THE 2001 ANNUAL MEETING


Frank E. Grzelecki                                           Director since 1999

         Frank E. Grzelecki, 62, has served as a director of the Company and a member of the Investment Committee since the Merger. From March 1994 until the Merger, Mr. Grzelecki was a director of Chartwell. Mr. Grzelecki is a Managing Director of Saugatuck Associates, Inc., a private investment firm. He retired as a director and Vice Chairman of Handy & Harman in 1998, a position he held since 1997. From 1992 to 1997, Mr. Grzelecki served as a director and President and Chief Operating Officer of Handy & Harman. Mr. Grzelecki is also a director of Barnes Group Inc.

Frederick D. Watkins                                      Director since 1979(1)

         Frederick D. Watkins, 84, has been a member of the Executive Committee since 1979, a member of the Compensation Committee since 1986 and a member of the Audit Committee of the Board of Directors (the "Audit Committee") since 1988. He is retired Executive Vice President of Connecticut General Insurance Corporation (1979-1980) and former President of Aetna Insurance Company
(1966-1979), which he joined in 1937. Mr. Watkins was Chairman of Terra Nova Insurance Company Ltd. from 1978 until 1994.

Stephen R. Wilcox                                         Director since 1978(1)

         Stephen R. Wilcox, 66, has been a member of the Investment Committee since 1979 and a member of the Audit Committee since 1985, serving as the latter's Chairman since 1988. Since 1998, Mr. Wilcox has been President and
Chief Executive Officer of Kelton International Inc., a securities broker-dealer. He has been President of The Wilcox Group, Inc., a financial and consulting firm, since 1998. He was a Senior Consultant of Hyperion Capital Management from 1986 to 1988 and a Partner and Senior Vice President of Conning & Company, with which he was associated from 1958 to 1988.

                 CLASS III: TERM EXPIRES AT 2002 ANNUAL MEETING

Anthony S. Brown                                             Director since 1990

         Anthony S. Brown, 57, has served as member of the Audit Committee since 1991. He is a Professor at the Terry Sanford Institute of Public Policy at Duke University and was Director of Equity Administration of The First Boston Corporation, an investment banking firm, between 1991 and 1993. Prior to 1991, Mr. Brown was Vice President, External Affairs, of the University of Connecticut and was formerly Chairman and Chief Executive Officer of Covenant Insurance Company, with which he was associated from 1968 to 1989.

Richard E. Cole                                              Director since 1999

         Richard E. Cole, 60, has served as a director of the Company and a member of the Executive Committee since the Merger. Until the Merger he was the Chairman of the Board of Directors of Chartwell (from March 1993) and Chartwell's Chief Executive Officer and a director (from July 1990). From July 1990 to March 1993, Mr. Cole also served as President of Chartwell. From October 1988 to July 1990, Mr. Cole was engaged as a principal in various entrepreneurial activities outside of the insurance and reinsurance industries. Prior to October 1988, Mr. Cole was President of Cole, Booth, Potter (formerly Sten-Re Cole & Associates, Inc.), a reinsurance brokerage firm focusing on specialty lines insurance and reinsurance for regional companies. Mr. Cole is also a director of Indiana Lumbermens Mutual Insurance Company.

Neil Dunn                                                 Director since 1984(1)

         Neil Dunn, 50, has been a member of the Investment Committee since 1984 and a member of the Executive Committee and the Compensation Committee since 1986. He is Managing Director of Kempen Capital Management (UK) Ltd and previously served in the same capacity for Voyageur International Asset Managers Ltd and for Piper International Asset Management, an affiliate of Piper Jaffray Companies Inc. Prior to 1994, Mr. Dunn was Senior Partner of the investment advisory firm Neil Dunn & Company, Scotland.

P.  Anthony Jacobs                                        Director since 1979(1)

         P. Anthony Jacobs, 58, has been a member of the Investment Committee since 1979, the Executive Committee and the Compensation Committee since 1986, and the Audit Committee since 1998. Mr. Jacobs served as President and Chief Executive Officer of Lab Holdings from September 1997 until August 1999, at which time the company was merged with its subsidiary Lab One and Mr. Jacobs retired. Mr. Jacobs also served as President of Lab Holdings from May 1993 to September 1997 and as its Chief Operating Officer from May 1990 to September 1997. From December 1996 until August 1998, he was Chairman of the Board of SLH Corporation. Mr. Jacobs is also a director of Response Oncology, Inc. and Syntroleum Corporation.

         (1) Dates earlier than December 30, 1985, reflect Board membership of Trenwick Limited, the Company's predecessor.

         There are no family relationships among any directors and executive officers of the Company. For information with respect to arrangements relating to the election of one director and certain other business relationships, see "Certain Relationships and Related Transactions."

         All directors have entered into indemnification agreements with the Company that limit a director's personal liability, as a result of serving as a director, to the maximum extent permitted by Delaware law.

           THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD

         The Board of Directors held ten meetings during 1999. No director attended fewer than 75% of the aggregate number of meetings of the Board and Board Committees on which the director served. The Company considers attendance at meetings to be only one measure of a director's contribution to the Company. Directors also fulfill their responsibilities by rendering advice in informal consultations with executive officers of the Company.

         The Board of Directors has four committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Investment Committee. The Audit Committee and the Compensation Committee are comprised exclusively of non-employee directors. All members of the Executive Committee and the Investment Committee, other than Mr. Billett, are non-employee directors.

         The Company does not have a Nominating Committee. The Board of Directors nominates candidates for director.

         The Audit Committee is composed of Messrs. Wilcox - Chairman, Brown, Jacobs, and Watkins. The Audit Committee has responsibility to recommend to the Board of Directors the selection of the Company's independent accountants, to review and approve the scope of the independent accountants' audit activity, to review the financial statements which are the subject of the independent accountants' certification, and to review with such independent accountants the adequacy of the Company's accounting systems and system of internal accounting controls. The Audit Committee met five times during 1999.

         The Compensation Committee is composed of Messrs. Becker - Chairman, Dunn, Jacobs, Sargent, and Watkins. The Compensation Committee exercises authority with respect to the Company's compensation structure for senior executives and other key employees, approves cash compensation and non-stock based benefits for the Chief Executive Officer and executive officers, and designs, recommends for Board approval and administers the Company's stock-based compensation plans. The Compensation Committee met three times during 1999.

         The Executive Committee is composed of Messrs. Billett - Chairman, Becker, Cole, Dunn, Jacobs, Sargent, and Watkins. The Executive Committee meets when required on short notice during intervals between the meetings of the Board of Directors and has authority to exercise all the powers of the Board of Directors concerning the management and direction of the affairs of the Company, subject to specific directions of the Board of Directors and subject to the limitations of the General Corporation Law of the State of Delaware. The Executive Committee met one time during 1999.

         The Investment Committee is composed of Messrs. Billett - Chairman, DeMichele, Dunn, Grzelecki, Jacobs, and Wilcox. The Investment Committee exercises authority with respect to financial matters, including the investment of the Company's assets, assessment of the potential impact of both short-term and long-term economic trends, and the establishment of related investment guidelines. The Investment Committee met four times during 1999.

                             PRINCIPAL STOCKHOLDERS

         The following table lists the stockholders known to the Company to be beneficial owners of more than five percent of the outstanding common stock, as of the record date, based upon information filed with the Securities and Exchange Commission (the "Commission"). Such stockholders hold sole voting and dispositive power over such shares except as noted.

                                                       Shares
                                                    Beneficially
Name & Address                                         Owned            Percent
--------------                                      ------------        --------

NewSouth Capital Management, Inc.                   2,162,920(1)         13.27%
1000 Ridgeway Loop Road, Suite 233
Memphis, Tennessee 38120

The Prudential Insurance Company of America         1,440,400(2)           8.8%
751 Broad Street
Newark, New Jersey 07102

Stuart Smith Richardson                             1,181,002(3)           7.3%
Foot of Broad Street, Suite 201
Stratford, CT 06497

Reich & Tang Asset Management L.P.                    912,613(4)           5.6%
600 Fifth Avenue
New York, New York 10020

Royce & Associates Inc.                               826,910(5)           5.1%
1414 Avenue of the Americas
New York, New York 10019

(1) Based upon information contained in Amendment No. 5 to Schedule 13G filed with the Commission on February 14, 2000. Sole voting power is held over 2,143,170 shares, shared voting power is held over 19,750 shares and sole dispositive power is held over all the shares.

(2) Based upon information contained in Amendment No. 8 to Schedule 13G filed with the Commission on January 31, 2000. The Prudential Insurance Company of America may have direct or indirect voting and/or investment discretion over the shares, which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates, so that in the aggregate sole voting and dispositive power is held over 1,091,500 shares and shared voting and dispositive power is held over 348,900 shares.

(3) Based upon information contained in a Schedule 13D filed with the Commission on November 5, 1999. Voting and dispositive power are held directly and through various trusts by Stuart Smith Richardson, Peter
         L. Richardson, Lunsford Richardson, Jr., Richard G. Smith, III, Robert Randolph Richardson, Barbra R. Evans, Norris W. Preyer, Laurinda V.
         Lowenstein Douglas, Margaret W.   Gallagher,  Estate   of   H.   Smith
         Richardson, Jr., James L. Richardson, Chester F. Chapin, Charles S. Chapin, Lynn C. Guzenhauser, Beatrix W. Richardson, Sion A. Boney, III and Center for Creative Leadership.


(4) Based upon information contained in Amendment No. 1 to Schedule 13G filed with the Commission on February 15, 2000. The shares were purchased by Reich & Tang Asset Management L.P. ("Reich & Tang"), a registered investment adviser, on behalf of certain accounts (none of which has a greater than 5% interest in the stock) for which Reich & Tang provides investment advice on a fully discretionary basis. Reich & Tang holds shared voting and dispositive power over the shares.

(5) Based upon information contained in Amendment No. 3 to Schedule 13G filed with the Commission on February 2, 2000. Royce & Associates, Inc. holds sole voting and dispositive power over 826,910 shares. Royce & Associates, Inc. is a registered investment adviser. Charles M. Royce may be deemed a controlling person of Royce & Associates, Inc. Mr. Royce disclaims beneficial ownership.

                                   MANAGEMENT

         The following table reflects information as of the record date regarding the number of shares of the Company's common stock beneficially owned by each director, by the executive officers named in the Summary Compensation table below and by all directors and executive officers as a group:

                                                  Amount of
                                           Beneficial Ownership (1)
                                           ------------------------
                                               Number of Shares
     Directors                                   Common Stock         Percent
                                                ---------------       -------
     W. Marston Becker....................         616,139(2)           3.78%
     Anthony S. Brown.....................          12,075(3)              *
     Richard E. Cole......................         260,929(4)           1.58%
     Robert M. DeMichele..................          19,003(5)           0.12%
     Neil Dunn............................           8,250(3)              *
     Frank E. Grzelecki...................           4,125(5)              *
     P. Anthony Jacobs....................           9,750(3)              *
     Joseph D. Sargent....................         136,426(3)(6)        0.84%
     Frederick D. Watkins.................          12,450(3)              *
     Stephen R. Wilcox....................           7,750(3)              *

     *   Less than 0.1%

                                                 Amount of
                                           Beneficial Ownership (1)
                                           ------------------------
                                               Number of Shares
         Named Executive Officers                Common Stock         Percent
         ------------------------               --------------        -------
     James F. Billett, Jr.................         332,485(7)           2.03%
     Stephen H. Binet.....................          97,518(8)           0.60%
     Pierre D. Croizat....................          32,707(9)           0.20%
     Alan L. Hunte........................          95,365(10)          0.58%
     James E. Roberts.....................          49,406(11)          0.30%

     Directors and executive officers
     as a group...........................       1,895,961             11.16%
     (16 individuals)


(1) Includes, in each case, shares deemed to be beneficially owned by such persons because they hold or share investment or voting power. Includes, as to directors (other than Mr. Billett) a total of 238,087 shares subject to outstanding stock options that are vested and exercisable within 60 days of the date of this Proxy Statement. Includes, as to executive officers, a total of 202,233 shares subject to outstanding stock options that are vested and exercisable within 60 days of the date of this Proxy Statement and 205,381 Restricted Shares not vested within 60 days of the date of this Proxy Statement, but that have full dividend and voting rights and that are included in the computation of such executive officers' percentage of beneficial ownership.

(2) Includes 3,750 shares subject to stock options that are vested and exercisable within 60 days of the date of this Proxy Statement. Also includes 608,269 shares owned by Royal & SunAlliance USA, Inc. ("Royal & SunAlliance"). Mr. Becker is President - Specialty Insurance of Royal & SunAlliance. Mr. Becker disclaims beneficial ownership of the shares attributed to Royal & SunAlliance.

(3) Includes 6,750 shares subject to stock options that are vested and exercisable within 60 days of the date of this Proxy Statement.

(4) Includes 232,237 shares subject to stock options that are vested and exercisable within 60 days of the date of this Proxy Statement.

(5) Includes 3,300 shares subject to stock options that are vested and exercisable within 60 days of the date of this Proxy Statement.

(6) Also includes 33,150 shares owned by relatives or held in trust for them, as to which Mr. Sargent disclaims beneficial ownership.

(7) Includes 38,019 shares subject to stock options that are vested and exercisable within 60 days of the date of this Proxy Statement and 47,147 Restricted Shares that are not vested within 60 days of the date of this Proxy Statement, but that have full dividend and voting rights.

(8) Includes 36,519 shares subject to stock options that are vested and exercisable within 60 days of the date of this Proxy Statement and 22,612 Restricted Shares that are not vested within 60 days of the date of this Proxy Statement, but that have full dividend and voting rights.

(9) Includes 13,620 shares subject to stock options that are vested and exercisable within 60 days of the date of this Proxy Statement and 18,290 Restricted Shares that are not vested within 60 days of the date of this Proxy Statement, but that have full dividend and voting rights.

(10) Includes 32,627 shares subject to stock options that are vested and exercisable within 60 days of the date of this Proxy Statement and 18,971 Restricted Shares that are not vested within 60 days of the date of this Proxy Statement, but that have full dividend and voting rights.

(11) Includes 13,644 shares subject to stock options that are vested and exercisable within 60 days of the date of this Proxy Statement and 23,452 Restricted Shares that are not vested within 60 days of the date of this Proxy Statement, but that have full dividend and voting rights.

Business Experience of Executive Officers Who Are Not Directors

         Steven J. Bensinger, 45, has been an Executive Vice President of the Company since the Merger. Prior to the Merger, Mr. Bensinger served as President of Chartwell from March 1993 until the Merger and as director of Chartwell from February 1994, until the Merger. From July 1998 until the Merger, Mr. Bensinger also served as Chairman and Chief Executive of Chartwell UK plc and Chartwell Managing Agents Limited. From February 1991 to November 1992, Mr. Bensinger was President and Chief Operating Officer of Skandia America Reinsurance Corporation ("Skandia America"). From prior to 1988 to February 1991, Mr. Bensinger was Skandia America's Chief Financial Officer. Prior to joining Skandia America, he was a partner with the international accounting and consulting firm of PricewaterhouseCoopers LLP.

         Stephen H. Binet, 46, has been the President and Chief Executive Officer of Trenwick America Reinsurance Corporation ("Trenwick America Re"), the Company's U.S. reinsurance subsidiary since 1999, a director of Trenwick America Re since 1988 and an Executive Vice President of Trenwick America Re since 1993. Mr. Binet manages Trenwick America Re's reinsurance underwriting operations. Mr. Binet joined Trenwick America Re in 1980, prior to which time he was employed by General Reinsurance Corporation.

         Pierre D. Croizat, 59, has been Managing Director and Chief Executive Officer of Trenwick Holdings Limited, a Director and Chairman of Trenwick International Limited since February 1998 and the President and Chief Executive Officer of Chartwell Managing Agents Limited, the Company's Lloyd's subsidiary, since the Merger. From April 1996 until joining the Company in September 1997, he was engaged in reinsurance consulting. Previously, he headed the Paris-based Sorema Group of global reinsurance companies.

         John V. Del Col, 38, has served as Senior Vice President, General Counsel, and Secretary of the Company since the Merger. From January 1998 until the Merger, Mr. Del Col was Vice President, General Counsel, and Secretary of Chartwell. From July 1994 until December 1997, Mr. Del Col was the Deputy General Counsel and Assistant Secretary at MeesPierson Holdings Inc., a Dutch merchant bank. From November 1991 until July 1994, Mr. Del Col was an associate in the law firm LeBoeuf, Lamb, Greene & MacRae. Prior thereto, Mr. Del Col was an associate in the law firm of Sullivan & Cromwell.

         Paul Feldsher, 51, has been an Executive Vice President and Chief Underwriting Officer of the Company since 1999, a director of Trenwick America Re since 1988 and an Executive Vice President of Trenwick America Re since 1993. Mr. Feldsher manages the Company's underwriting policy and quality control operations. He began his career with Liberty Mutual Insurance Company in 1972 and was employed by North American Reinsurance prior to joining Trenwick America Re in 1983.

         Robert A. Giambo, 46, has served as an Executive Vice President and Chief Actuary of the Company since 1999, a director and Chief Actuary of Trenwick America Re since 1988 and an Executive Vice President of Trenwick America Re since 1993. Prior to joining Trenwick America Re in 1986, he was associated with The Home Insurance Company and The Insurance Services Office. Mr. Giambo received his Casualty Actuarial Fellowship in 1980.

         Alan L. Hunte, 51, was appointed Executive Vice President of the Company in 1999, Chief Financial Officer in 1993, Treasurer in 1987 and Vice President in 1984. He has been a director and Treasurer of Trenwick America Re since 1988 and also Executive Vice President and Chief Financial Officer of Trenwick America Re since 1993. Mr. Hunte is a Chartered Accountant, having served as audit manager for a public accounting firm prior to joining the Company in 1981.

         James E. Roberts, 54, was appointed Chairman and Chief Executive Officer of Canterbury Financial Group Inc., Trenwick's U.S. primary insurance subsidiary, upon completion of the Merger. Mr. Roberts was a director and Vice Chairman of Trenwick America Re from 1995 through 1999. He was previously associated with Re Capital Corporation and its principal operating subsidiary, Re Capital Reinsurance Corporation, a property-casualty reinsurer. At the former, he served as President and Chief Executive Officer from March 1992 until joining Trenwick America Re. He was President and Chief Executive Officer of the operating subsidiary from 1991 until May 1995.

Directors' Compensation

         For the year ended December 31, 1999, each non-employee director chairing a Board Committee received an annual retainer of $17,500, and each other non-employee director received an annual retainer of $15,000. In addition, each non-employee director received a fee of $1,000 for each Board meeting attended, plus reimbursement of all customary expenses incurred in connection with attendance at Board meetings. Directors who served on the various Board Committees each received, in addition to the above amounts, a meeting fee of $750 per Committee meeting attended in conjunction with a regularly scheduled Board meeting and $1,000 per Committee meeting attended not in conjunction with a regularly scheduled Board meeting, plus reimbursement of customary expenses incurred in connection with attendance at each Committee meeting. The Company also pays the premium to provide the directors with $250,000 of coverage under a group Travel Accident Insurance policy.

         Under the Company's Deferred Compensation Plan, non-employee directors may elect to defer receipt of all or a portion of fees to be earned in the next succeeding year and have such fees accrue either (i) at the interest rate determined by the Compensation Committee or (ii) based upon the performance of the Company's common stock, including any dividends paid thereon. A participating non-employee director will receive all amounts so deferred and accrued in one payment on the first business day of the year following the year in which the participant ceases to be a director.

Other Compensation for Outside Directors

         The Company maintains a Retirement Plan that covers non-employee directors. At the time of retirement, a director becomes entitled to receive, for that number of years equal to the number of years of service as a director, an annual pension benefit equal to 50% of the amount of the director's final annual retainer.

         Pursuant to the 1993 Stock Option Plan for Non-Employee Directors (the "Option Plan"), each of the Company's eligible non-employee directors has received a one-time grant of an option for 3,000 shares of the Company's common stock. Under the Option Plan, each eligible director is granted an option for an additional 750 shares immediately following each Annual Meeting.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the calendar years ended December 31, 1999, 1998 and 1997 of all persons who were, at December 31, 1999, the Chief Executive Officer and the four other most highly paid officers of the Company (the "Named Executives"):

                                    SUMMARY COMPENSATION TABLE

                                                                                     Long Term Compensation
                                                   Annual Compensation                       Awards
                                            -----------------------------------    ---------------------------
                                                                                   Restricted    Securities
                                                                   Other Annual      Share       Underlying        All Other
                                            Salary      Bonus      Compensation      Awards       Options/       Compensation
Name & Principal Position       Year        ($)         ($)           ($)(1)        ($)(2)        SARs (#)          ($)(3)
-------------------------      ------      --------    --------    ------------    -----------  --------------   -------------

James F. Billett, Jr.           1999       560,334      315,000       87,443         275,007        28,448          128,031
  Chairman, President           1998       526,928      350,000       76,274         739,245        24,573          125,417
  & Chief Executive Officer     1997       446,492      405,000       88,201                                        108,183

Stephen H. Binet                1999       305,908      157,500                      149,988        15,517           35,133
  President &                   1998       288,472      175,000                      393,266        12,287           34,155
  Chief Executive Officer,      1997       247,692      200,000                                                      32,490
  Trenwick America Re

Pierre D. Croizat*              1999       356,655      180,000                      174,986        18,103           32,288
  Chairman, Trenwick            1998       330,971      300,000                                     25,000           16,419
  International Ltd.            1997        78,462

Alan L. Hunte                   1999       255,177      225,000                      124,990        12,931           35,158
  Executive Vice President,     1998       236,154      250,000                      335,516        12,287           34,181
  Chief Financial Officer       1997       187,692      250,000                                                      32,513
  & Treasurer

James E. Roberts                1999       305,908      157,500                      149,988        15,517           33,753
  Chairman &                    1998       300,014      175,000                      442,266        12,287           32,761
  Chief Executive Officer,      1997       296,769      200,000                                                      31,240
  Canterbury Financial Group


*Mr. Croizat is also Managing Director and Chief Executive Officer of Trenwick Holdings and President and Chief Executive Officer of Chartwell Managing Agents Limited. He joined Trenwick in September 1997.

(1) Consists of personal benefits provided by the Company for the indicated calendar years in which the amounts exceeded the lesser of $50,000 or ten percent of the Named Executive's combined salary and bonus for the year. Includes $43,111 for 1999 and $43,653 for each of 1998 and 1997 for supplemental whole life and health benefits and, for 1999, 1998 and 1997, respectively, automobile expenses of $38,584, $29,121, and $38,868.

(2) Amounts reflect (a) Restricted Shares awarded as follows on March 3, 1999, based on the closing price per share on such date of $29.00: Mr. Billett, 9,483 shares, Mr. Binet, 5,172 shares, Mr. Croizat, 6,034 shares, Mr. Hunte, 4,310 shares and Mr. Roberts, 5,172 shares. The Restricted Shares vest in equal annual installments over five years from the date of award, beginning in 2001. Dividends are paid on Restricted Shares at the same rate as paid to all stockholders and, as permitted, those amounts have not been included in this table. The aggregate total of unvested Restricted Share holdings of each of the Named Executives as of December 31, 1999, at the then-applicable market price per share of $16.9375, were as follows:

                                                  Unvested
               Name                       Restricted Shares           Value ($)
               ----                       -----------------           ----------
               James F. Billett, Jr.              26,076                441,662
               Stephen H. Binet                   14,009                237,277
               Pierre D. Croizat                   6,034                102,201
               Alan L. Hunte                      11,827                200,320
               James E. Roberts                   15,129                256,427

(3) Includes Company contributions to the Company's 401(k) Savings Plan on behalf of each of the Named Executives of $9,600 in 1999 and 1998 and $9,500 in 1997 (the maximum contribution under the Plan in each case). Also includes Company contributions to the Company's Pension Plan, a qualified defined contribution plan (the "Qualified Pension Plan"), of $12,800 in 1999, 1998 and 1997 for each of the Named Executives other than Mr. Croizat, who became eligible to participate in the last quarter of 1998 and for whom $7,539 was contributed in 1998. Also includes
      contributions   made  and  interest  credited  for  each  of  these  Named
      Executives  to  the  Company's   Supplemental  Executive  Retirement  Plan
      (consisting of contributions in excess of Qualified Pension Plan contribution limits imposed by the Internal Revenue Code). For Mr. Billett, contributions were $60,026, $61,754 and $52,920, respectively, and interest credited was $45,605, $41,262 and $32,963, respectively, for 1999, 1998 and 1997. For 1999, the contribution for each of the other Named Executives was $9,200, and interest credited was, $3,533, $3,558, $688 and $2,153 for Messrs. Binet, Hunte, Croziat and Roberts, respectively. For 1998, the contribution for each of the other Named Executives was $7,257, and interest credited was, $2,875, $2,901 and $1,481 for Messrs. Binet, Hunte, Croziat, and Roberts, respectively (Mr. Croizat not having been credited with any contributions prior to December 31, 1998). For 1997, the contribution for each of the other Named Executives (except Mr. Croizat) was $4,623 and interest credited was $1,950, $1,973 and $700 for Messrs. Binet, Hunte and Roberts, respectively.

         The following table sets forth information with respect to stock option grants to the Named Executives in 1999. The options, granted on March 3, 1999, to the Named Executives pursuant to the Company's 1993 Stock Option Plan become exercisable in five equal annual installments beginning one year from the date of grant, but become immediately exercisable in full in the event of a change in control of the Company. They are subject to termination prior to their expiration date in the event of termination of the grantee's employment.

                        Option Grants in Last Fiscal Year

                                                                                                  Potential Realizable
                                                                                                 Value at Assumed Annual
                             Number of        Percent of Total                                             Rates
                             Securities         Options/SARs                                           of Stock Price
                             Underlying          Granted to        Exercise or                          Appreciation
                            Options/SARs        Employees in        Base Price     Expiration       for Option Term ($)
                                                                                                    -------------------
Name                        Granted (#)       Fiscal Year (%)       ($/Share)         Date                 5% 10%
----                        -----------       ---------------       ---------         ----                 -- ---
James F. Billett, Jr.          28,448                19.0%            29.00         03/03/09          518,832     1,314,824
Stephen H. Binet               15,517                10.4%            29.00         03/03/09          282,997       717,172
Pierre D. Croizat              18,103                12.1%            29.00         03/03/09          330,161       836,694
Alan L. Hunte                  12,931                 8.6%            29.00         03/03/09          235,834       597,651
James E. Roberts               15,517                10.4%            29.00         03/03/09          282,997       717,172


         The following table sets forth all stock options exercised during 1999 by the Named Executives and the number of unexercised options held by the Named Executives at December 31, 1999. Also included is the value of "in-the-money" options on December 31, 1999. In-the-money options are options whose exercise price is less than the fair market value of the Company's common stock.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values

                                                                     Number of                  Value of
                                                                     Securities               Unexercised
                                                                     Underlying               In-the-Money
                                                                    Unexercised               Options/SARs
                                                                    Options/SARs                 at FY
                                  Shares                            at FY-End (#)               End($)(2)
                                Acquired            Value        -----------------    -------------------------
                                 Exercise          Realized         Exercisable/              Exercisable/
Name                               (#)              ($)(1)         Unexercisable             Unexercisable
----                         ---------------    -------------    -----------------     -------------------------

James F. Billett, Jr.               0                 0             27,415/175,606                0/0
Stephen H. Binet                    0                 0             30,958/101,846                0/0
Pierre D. Croizat                   0                 0             5,000/  38,103                0/0
Alan L. Hunte                       0                 0            27,583/  80,135                0/0
James E. Roberts                    0                 0             8,083/  72,221                0/0

(1) Represents in each case the difference between the fair market value per share of the Company's common stock on the date of exercise and the option exercise price per share.

(2) Represents the difference between the closing price per share of the Company's common stock on December 31, 1999, of $16.9375 and the exercise price of "in-the-money" options granted to each Named Executive.

                     REPORT OF THE COMPENSATION COMMITTEE ON
              THE COMPENSATION OF EXECUTIVE OFFICERS OF THE COMPANY

         The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of five independent outside directors, four of whom have served together in such capacity since 1986. The fifth, Committee Chairman W. Marston Becker, was named to the Committee in May 1997. The Committee meets periodically to review and recommend for Board approval the Company's compensation program for senior executives and other key employees and independently administers the stock option and other incentive plans of the Company.

         The guiding principle of the Committee is to establish a compensation program which aligns executive compensation with the Company's objectives, business strategies and financial and operational performance. In this connection, the Committee seeks to:

         (1) Attract and retain qualified executives, in a highly competitive environment, who will play a significant role in the achievement of the Company's goals.

         (2) Create a performance-oriented environment that rewards performance with respect to the financial and operational goals of the Company and which takes into account industry-wide trends and performance levels.

         (3) Reward executives for strategic management and the long-term enhancement of stockholder value.

         Compensation for the Named Executives consists of three key elements: base salary and benefits, discretionary annual cash bonus and stock-based compensation. The Committee seeks to weigh each element both separately and collectively to ensure that the executive officers are appropriately compensated in a manner that advances both the short-term and long-term interests of the stockholders. The Committee's determinations are guided by the results of a comparative analysis of the Company's executive compensation practices which was last performed in 1997 by an independent compensation consulting firm and will be updated in 2000.

         The base salary for each executive officer is set on the basis of the salary levels in effect for comparable positions in the reinsurance industry, adjusted for the executive's experience and performance level and internal comparability considerations. The Company monitors industry salary levels through its participation in an annual industry survey administered by a nationally known compensation consulting firm. The Committee believes that base salaries should be adjusted from time to time with the objective of remaining within the range of the 50th through the 75th percentiles of the Company's peers based on survey information available to the Committee.

         In addressing the second compensation element, the Committee considers a menu of measures to be utilized in setting goals and evaluating annual performance. These measures include return on equity, growth in earnings per share, growth in dividend-adjusted book value per share, total return to shareholders and combined ratio (calculated by dividing claims, claims expenses, policy acquisition costs and underwriting expenses by net premiums earned), each of which is considered on an absolute basis and in comparison to the Company's peers, as well as the accomplishment of tactical and strategic objectives. The Committee fixes the amount that may be awarded to the Chief Executive Officer ("CEO") and an aggregate amount that may be awarded to other executive officers. The CEO allocates awards among the other executive officers up to the aggregate amount, which allocations are then reviewed and ratified by the Committee.

         In authorizing 1999 bonuses for executive officers, the Committee was cognizant of the Company's financial result as reflected in the numerical measures specified in the preceding paragraph and the decline in the market price of its shares. The Committee also weighed the successful integration of Chartwell (acquired during the fourth quarter of 1999) into the Company's operations, the pending acquisition of LaSalle Re Holdings Limited and the Company's relative financial and strategic positioning at year end. Based on these factors, the Committee reduced the overall cash bonus pool for these executives to 10% below its 1998 level.

         The Company's third compensation element, stock-based compensation, provides each executive officer with a meaningful stockholding in the Company as a long-term incentive and a mechanism for aligning the executive officers' interests with those of the stockholders. Under the Company's stock plans, the Committee has the opportunity to award both stock options and restricted stock to executive officers. Each is linked to the creation of stockholder value by providing additional value to the executive as the Company's stock price increases. Options are exercisable over an extended period of time and expire within ten years of grant. Option grants are made at an exercise price not less than the fair market value of the underlying stock at the time of grant. Restricted Shares cannot be transferred until the shares vest, with vesting occurring over an extended time subject to the executive officer's continued employment. The holder has all the rights and privileges of a stockholder with respect to the Restricted Shares, other than the ability to transfer them, including the right to vote and to receive dividends.

         The 1997 compensation study recommended annual awards of Restricted Shares and stock options with a potential total value of up to a maximum of 150% of the recipient's annual salary. The Committee believes that this structure, initiated in March 1998, promotes the retention of key employees in a highly competitive labor environment while emphasizing the alignment between their interests and those of the Company's stockholders. In light of the cited performance measures, 1999's awards, distributed in 2000, were made at rate of up to 100% of 1999 salaries for the Company's senior executive officers, other than Mr. Billett. The LaSalle transaction will represent a technical "change of control" under the Company's long-term incentive plans and accelerate vesting of previous awards. The Committee structured the 2000 award such that its vesting will not accelerate with the closing of the LaSalle transaction.

Compensation of the Chief Executive Officer

         Mr. Billett's base salary is set using the same criteria as all other executive officers. His 1999 cash bonus award increased from the prior year's level in reflection of the significant strategic initiatives undertaken by the Company in 1999. His stock award was set at 125% of 1999 salary, which was greater than the other executive officers in recognition of the significance of his contribution to the Company's 1999 strategic initiatives.

Compliance with Internal Revenue Code Section 162(m)

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers. However, qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. No executive officer was subject to the limitations of Section 162(m) in 1999. The Committee structures stock-based compensation for executive officers so as to qualify for deductibility under the statute to the extent feasible. However, to maintain a competitive position within the Company's peer group, the Committee retains the authority to approve stock-based compensation that may not be deductible.

                                           Members of the Compensation Committee

                                           W. Marston Becker, Chairman
                                           Neil Dunn
                                           P. Anthony Jacobs
                                           Joseph D. Sargent
                                           Frederick D. Watkins

                   Stockholder Return Performance Presentation

         Set forth below is a line graph for the five year period commencing December 31, 1994 and ending December 31, 1999, comparing the yearly percentage change on a dividend reinvestment basis of the Company's common stock against the cumulative total stockholder return of the Standard & Poor's 500 Stock Index and the Dow Jones Insurance-Property & Casualty Index.

                                               12/94     12/95      12/96      12/97     12/98      12/99
                                               -----     -----      -----      -----     -----      -----

Trenwick Group Inc.                             $100.00   $135.98    $114.60    $143.70   $128.34     $69.67
S&P 500 Index                                   $100.00   $137.98    $169.17    $225.61   $290.09    $351.13
Dow Jones Insurance-Property & Casualty         $100.00   $141.28    $169.86    $248.55   $267.97    $205.24
Index


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's common stock, to file reports of ownership and changes in ownership with the Commission. Based on the Company's review of all insiders' filings received, and written representations from reporting persons, the Company believes there were no Section 16 violations for 1999 other than (i) the failure of Anthony S. Brown to file until January 13, 2000 a Form 4 with the Commission to report an acquisition of the Company's common stock on December 23, 1999 and (ii) the failure of W. Marston Becker to file during 1999 three Forms 4 in connection with three acquisitions of the Company's common stock (aggregating 120 shares) pursuant to a broker-sponsored dividend reinvestment plan.

PROPOSAL NO. 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Audited financial statements of the Company and its consolidated subsidiaries are included in the Company's annual report to stockholders, a copy of which has been furnished to all stockholders of record. Upon recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP to examine its consolidated financial statements for the year ending December 31, 2000, and has determined it desirable to request that the stockholders approve such appointment. PricewaterhouseCoopers LLP and its predecessor Price Waterhouse LLP have acted as the Company's independent accountants since 1979. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

         The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Indebtedness

         With the approval of the Compensation Committee, the Company extended lines of credit of $1,000,000 to James F. Billett, Jr., the Chairman, President and Chief Executive Officer, and $250,000 to Alan L. Hunte, an Executive Vice President and the Chief Financial Officer and Treasurer. The lines of credit are payable upon demand and bear interest on outstanding balances at the prime rate of interest until paid in full. The largest aggregate amount of indebtedness outstanding under the lines of credit and the amount outstanding as of March 24, 2000 was $750,000 under Mr. Billett's line of credit and $245,000 under Mr. Hunte's line of credit. The proceeds from loans made under the lines of credit have been used by Messrs. Billett and Hunte to fund credit extended in connection with earlier acquisitions of the Company's common stock.

Reinsurance Arrangements

         Certain of the Company's subsidiaries are reinsurers of various Royal & SunAlliance subsidiaries. W. Marston Becker, a director of the Company is the President - Specialty Insurance of Royal & SunAlliance. In each case, a Company subsidiary is a participant in a treaty which includes other independent reinsurers subject to the same terms and conditions. Aggregate reinsurance premiums written with Royal & SunAlliance subsidiaries in 1999 were $11.4 million, representing 3.6% of total reinsurance premiums written by the Company's subsidiaries for the year.

Stockholders Agreement

         In connection with the Merger, the Company assumed Chartwell's rights and obligations under a Stockholders Agreement (the "Stockholders Agreement") entered into in December 1995 by Chartwell and certain of its stockholders, including Messrs. L. Richardson, Jr., S. Richardson, S. Boney, L.R. Preyer, P.L. Richardson and R.R. Richardson, each of whom was a director of Piedmont, and certain other stockholders who are relatives of the foregoing, or which are trusts with respect to which the foregoing or such relatives are trustees or hold beneficial interests, as well as a charitable organization established by relatives of the foregoing (collectively, the "Richardson Stockholders"). The Stockholders Agreement addressed certain matters relating to the control of Chartwell after the merger of Piedmont with and into Chartwell in December 1995 (the "Piedmont Merger").

         The Stockholders Agreement contains provisions giving the Richardson Stockholders certain rights with respect to representation on the Company's Board of Directors. Pursuant to the provisions of the Stockholders Agreement, the number of persons that the Richardson Stockholders may designate is determined based upon the percentage of common stock of the Company (formerly Chartwell) held by the Richardson Stockholders. Upon consummation of the Piedmont Merger, the Richardson Stockholders were entitled to designate four persons to be nominated for election to Chartwell's Board of Directors. The Richardson Stockholders are now entitled to designate one person to be nominated for election to the Board of Directors of the Company. Stuart Smith Richardson exercises the designation rights of the Richardson Stockholders. Robert M. DeMichele is the current designee of the Richardson Stockholders. In the event that Mr. DeMichele ceases to serve as a director of the Company, the Richardson Stockholders will have the right to designate another person for election to the Board of Directors.

         If at any time (i) a designee of the Richardson Stockholders is sitting on the Company's Board of Directors and (ii) the board of directors of any principal U.S. subsidiary of the Company has any member who is not an officer or employee of the Company or any of its subsidiaries, the Company must cause one designee of the Richardson Stockholders that is sitting on the Company's Board of Directors to be elected to the board of directors of such subsidiary.

         Amendments to and modifications of the Stockholders Agreement may only be made by written consent of the Company and other parties to the Stockholders Agreement holding not less than 66 2/3% of the Company's common stock then subject to the Stockholders Agreement, except that any amendment, modification or other change to the Stockholders Agreement that affects the nomination or agreement to vote for the directors designated by the Richardson Stockholders requires the consent of 66 2/3% of the outstanding shares of the Company's common stock held by the Richardson Stockholders.

         The Stockholders Agreement became effective in December 1995 and continues in effect until (i) the written consent of all parties to the agreement is obtained, (ii) the Company is dissolved or liquidated, (iii) the date which is the later of (A) the date on which settlement of the Company's Contingent Interest Notes due June 30, 2006 occurs and (B) the first date on which the total number of shares of the Company's common stock held by the Richardson Stockholders represents less than ten percent of the then issued and outstanding common stock of the Company, or (iv) December 2006.

Registration Rights Agreement

         In connection with the Merger, the Company assumed Chartwell's rights and obligations under a Registration Rights Agreement (the "Registration Rights Agreement") entered into in December 1995 by Chartwell, the Richardson Stockholders and certain of Chartwell's other stockholders. Pursuant to the Registration Rights Agreement, upon the request of stockholders holding at least 330,000 shares of the Company's common stock or any security convertible into 330,000 shares of the Company's common stock, the Company must, subject to certain limited exceptions, use its best efforts to register such shares under the Securities Act of 1933, as amended. The Company is not obligated to effect more than one registration in any nine-month period or more than four during the term of the Registration Rights Agreement. The Richardson Stockholders have the right to initiate two of the four registrations effected pursuant to the Registration Rights Agreement. The Company must pay all registration expenses in connection with the four registrations except underwriting discounts and commissions and transfer taxes. If the registration is in the form of an underwritten offering, the stockholders holding a majority of the shares of the Company's common stock being registered pursuant to the registration may select the underwriters, subject to the Company's approval.

         Parties to the Registration Rights Agreement have "piggyback" rights to register shares of the Company's common stock in connection with registration of equity securities by the Company. These rights are subject to limitation if the registration involves an underwritten offering and the managing underwriter determines that, in its good faith view, the inclusion of all or any portion of such additional securities in the registration would have a material adverse effect on the offering.

 Indemnification; Insurance

         The Company has assumed Chartwell's obligation to indemnify the former officers and directors of Piedmont in respect of acts or omissions occurring prior to the effective time of the Piedmont Merger (including, but not limited to, the transactions contemplated by the agreement pursuant to which the
Piedmont Merger was effected) to the extent provided under Piedmont's certificate of incorporation and by-laws as in effect on the date of the merger agreement, in each case subject to any limitation imposed by applicable law. In addition, the Company assumed Chartwell's obligation to maintain Piedmont's existing directors' and officers' liability insurance for six years from the date of the Piedmont Merger, subject to certain limitations.

         The Company has also generally agreed to indemnify the former officers and directors of Chartwell in respect of acts or omissions occurring prior to the effective time of the Merger (including, but not limited to, the transactions contemplated by the agreement pursuant to which the Merger was effected) to the extent provided under Chartwell's certificate of incorporation and by-laws as in effect on the date of the merger agreement, in each case subject to any limitation imposed by applicable law. In addition, the Company agreed to maintain Chartwell's existing directors' and officers' liability insurance for six years from the Merger, subject to certain limitations.

                   STOCKHOLDER PROPOSALS--2001 ANNUAL MEETING

         In order for a proposal by a stockholder of the Company to be eligible to be included in the Company's Proxy Statement and Proxy for the 2001 Annual Meeting of Stockholders, the proposal must be received in proper form by the Secretary of the Company at the Company's principal executive offices no later than December 1, 2000.

         In order for a proposal by a stockholder of the Company which is not included in the Company's Proxy Statement and Proxy for the 2001 Annual Meeting of Stockholders to be considered timely, the proposal must be received by the Secretary of the Company at the Company's principal executive offices no later than March 3, 2001. Absent receipt of proper stockholder notice prior to March 3, 2001, the proxies designated by the Board of Directors of the Company for the 2001 Annual Meeting of Stockholders may vote in their discretion on any proposal any shares for which they have been appointed proxies without mention of such matter in the Company's Proxy Statement for such meeting or on the Proxy for such meeting.

                                  OTHER MATTERS

         Management of the Company is not aware of, and does not intend to present, any matters at the Annual Meeting other than those set forth above. Should other matters properly come before the meeting, the persons named on the enclosed Proxy may vote such Proxy in accordance with their best judgment.

         The Company will bear the cost of preparing, assembling and mailing the enclosed Proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. Proxies will be solicited on behalf of the Corporation by D.F. King & Co., Inc. ("D.F. King") for a fee of approximately $7,000 plus reasonable out of pocket expenses. D.F. King may solicit proxies by mail, personal interview, telephone and telegraph. In addition, proxies may be solicited by mail, personal interview, telephone and telegraph by directors, officers and employees of the Company and its subsidiaries without receiving additional compensation. The Company will also request brokers and other nominees to forward soliciting material to the beneficial owners of shares which are held of record by them and may reimburse such persons for expenses incurred in connection with the forwarding of such material.


                                             By order of the Board of Directors,


                                             /s/ John V. Del Col
                                             ----------------------------------
                                             John V. Del Col
                                             Secretary



         Stockholders are entitled to receive, upon written request, and without charge, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999 as filed with the Securities and Exchange Commission. Please direct such requests to the Office of the Secretary, Trenwick Group Inc., One Canterbury Green, Stamford, Connecticut 06901.

                                                                      APPENDIX A

                               TRENWICK GROUP INC.
                 Proxy Solicited on Behalf of the Management of
               the Company for the Annual Meeting on May 18, 2000

The undersigned hereby constitutes and appoints James F. Billett, Jr., and W. Marston Becker, and Joseph D. Sargent and each of them, his/her true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting of the Stockholders of Trenwick Group Inc. to be held on May 18, 2000, at the Hyatt Regency Greenwich, 1800 East Putnam
Avenue, Old Greenwich, Connecticut at 8:30 a.m. local time, and at any adjournment thereof on all matters coming before the meeting.


Election of Directors, Nominees:                COMMENTS: (Change of Address)
To elect the following directors
to terms of three years:                        --------------------------------
James F. Billett, Jr., W. Marston Becker,       --------------------------------
Robert M. DeMichele and  Joseph D. Sargent      --------------------------------
                                                (If you have written in the
                                                 above space, please mark the
                                                 corresponding box on the
                                                 reverse side of this card.)

The nominees listed above shall serve
their respective terms until their
successors are duly elected and
qualified.


You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

                                                                 SEE REVERSE
                                                                     SIDE




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

                                                                        1427
[  X  ]
Please mark your
votes as in this
example

This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR Election of Directors and FOR Proposal 2.

The Board of Directors  recommends a vote FOR Election of Directors FOR Proposal
2.


                    FOR            WITHHELD
1. Election of     [    ]           [    ]
   Directors.
   (see reverse)

   Instruction: To withhold authority to vote for any individual nominee, please print that nominee's name on the line below.

   --------------------------------------------------

                                               FOR       AGAINST      ABSTAIN
2. Ratification of the appointment of         [    ]      [    ]       [    ]
   PricewaterhouseCoopers LLP as
   independent accountants for the
   year ending December 31, 2000.
                                               Change of Address/Comments
                                               on Reverse Side          [     ]



                              The signer hereby revokes all proxies previously given by the signer to vote at said meeting or any adjournments thereof.

                              Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                              If corporation or partnership, please sign in full corporate or partnership name by authorized officer or signatory.


                              --------------------------------------------------

                              --------------------------------------------------
                              SIGNATURE(S)                                DATE





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